EXHIBIT 10.1

STOCK EXCHANGE AGREEMENT

This STOCK Exchange Agreement (the “Agreement”), is made effective as of June __, 2019 by and between Beechwood Properties, a Louisiana limited liability company (“Seller”), and RedHawk Holdings Corp., a Nevada corporation (“Buyer” or, the “Corporation”).

WHEREAS, Seller is the beneficial owner of 351,131,839 shares of the Corporation, including 114,336,144 common shares which shares comprise approximately 14.1% of the total outstanding common stock thereof;

WHEREAS, G. Darcy Klug, Acting Chief Executive Officer, Chief Financial Officer, and Chairman of the Board, is the sole member and manager of Seller;

WHEREAS, the disinterested directors of the Corporation have approved the actions and transactions described herein; and

WHEREAS, on the basis of the representations, warranties and covenants, and subject to the conditions stated herein, Buyer desires to purchase the Stock (as defined below) from Seller, and Seller desires to sell the Stock (as defined below) to Buyer in an exchange transaction (the “Acquisition”) upon the terms hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.               ARTICLE I

Definitions

In addition to terms defined elsewhere in this Agreement, when capitalized in the Agreement, the following terms shall have the definitions set forth below:

(a)	“Act” means the Securities Act of 1933, as amended.

(b)	“Closing” means the closing of the purchase and sale of the Stock pursuant to the terms and conditions set forth in the Agreement, which shall take place at the offices of the Corporation on the Closing Date.

(c)	“Closing Date” means the date of execution of this Agreement.

(d)	“Seller’s Knowledge” means the actual and constructive knowledge of Seller that a particular event, circumstance, condition, liability, obligation or agreement exists.

(e)	“Stock” means 113,700,000 shares of common stock of the Corporation owned by the Seller

2.               ARTICLE II

Purchase of Stock

SECTION 2.1     Purchase of Stock. On the basis of the representations, warranties and covenants, and subject to the terms and conditions herein stated, on the Closing Date and at the Closing, Seller sells to Buyer, and Buyer purchases from Seller, the Stock.

SECTION 2.2      Purchase Price. On the Closing Date and at the Closing, Buyer will deliver to Seller 1,277 shares of Series A Preferred Stock of the Corporation (the “Purchase Price”) and the Stock Purchase Warrant attached hereto as Exhibit A.

SECTION 2.3     Surrender of Stock. On the Closing Date and at the Closing, Seller shall deliver to Buyer, Seller’s certificate representing the Stock duly endorsed for transfer to Buyer in the appropriate number of shares or with a duly executed stock power attached providing for the appropriate transfer of shares to Buyer.

3.               ARTICLE III

Representations, Warranties and Covenants of Seller

Seller, as an inducement to Buyer to enter into and perform this Agreement, represents, warrants and covenants to Buyer that the statements set forth below in this Article III are correct and complete.

SECTION 3.1     Authorization; Validity.

(a)       Seller is the owner of the Stock being delivered herein and Seller has full right and authority to transfer the Stock to Buyer pursuant to this Agreement free and clear of all pledges, liens, options, charges, encumbrances, claims, assessments, conditions and restrictions of any kind whatsoever.

(b)       This Agreement is a legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

SECTION 3.2     Brokers; Finders. Seller has not employed and is not subject to any claim of any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission from Buyer upon the consummation of the transactions contemplated hereby.

SECTION 3.3     Compliance with Securities Laws. Seller acknowledges that the Stock has not been registered under the Act or under any state securities or blue sky laws, and to Seller’s Knowledge, Seller is not under any obligation to do so. Seller has such knowledge and experience in financial and business matters, or has been advised by a representative with such knowledge and experience in financial matters, that he is capable of evaluating the merits and risks of the transaction contemplated by this Agreement.

SECTION 3.4     Further Assurances. Seller agrees that from time to time, whether at or after the Closing Date, he will execute and deliver such further instruments of conveyance and transfer and take such other action as Buyer may reasonably request to convey and transfer the Stock to Buyer more effectively. Seller agrees that he will not take any action which will prevent his performance of this Agreement in accordance with its terms.

SECTION 3.5      Disclosure. No representation, warranty, covenant or statement made by Seller in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

4.               ARTICLE IV

Representations, Warranties and Covenants of Buyer

Buyer, as an inducement to Seller to enter into and perform this Agreement, represents, warrants and covenants to Seller that the statements set forth below in this Article IV are correct and complete.

SECTION 4.1      Authorization; Validity.

(a)       Buyer has full right and authority to transfer to Seller pursuant to this Agreement free and clear of all pledges, liens, options, charges, encumbrances, claims, assessments, conditions and restrictions of any kind whatsoever.

(b)       Buyer has full power and authority to execute, deliver and perform this Agreement and has taken all actions necessary to authorize such execution, delivery and performance of this Agreement.

(c)       This Agreement is a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

SECTION 4.2    Brokers; Finders. Buyer has not employed and is not subject to any claim of any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission from the Seller upon the consummation of the transactions contemplated hereby.

SECTION 4.3      Further Assurances. Buyer agrees that from time to time, whether at or after the Closing Date, he will execute and deliver such further instruments of conveyance and transfer and take such other action as Buyer may reasonably request to convey and transfer the Membership Interest to Seller more effectively. Buyer agrees that he will not take any action which will prevent his performance of this Agreement in accordance with its terms. Buyer covenants to take all commercially reasonable steps to authorize sufficient common stock to allow for full exercise of the Stock Purchase Warrant attached hereto as Exhibit A.

SECTION 4.4      Disclosure. No representation, warranty, covenant or statement made by Buyer in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

5.               ARTICLE V

Survival of Representations,

Warranties and Covenants; Indemnifications

SECTION 5.1      Survival. The representations, warranties and covenants including or provided for herein, or in the exhibits or other instruments or agreements delivered or to be delivered pursuant hereto, shall survive the Closing.

SECTION 5.2      Indemnification. After the Closing Date, each party shall indemnify, defend and hold harmless the other against all claims, loss, damage, expense or liability, including reasonable attorney’s fees arising out of the breach of any of the terms, conditions, warranties, representations or covenants made herein.

6.               ARTICLE VI

Specific Performance; Amendment

SECTION 8.1      Specific Performance. Each of the parties hereto shall be entitled to specific performance of this Agreement upon compliance with all its terms, covenants and conditions.

SECTION 8.2      Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of Seller and Buyer at any time prior to the Closing with respect to any of the terms contained herein.

7.               ARTICLE VII

Miscellaneous

SECTION 9.1      Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

SECTION 9.2      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without reference to the choice of law principles thereof.

SECTION 9.3      Entire Agreement. This Agreement contains the entire agreement between the parties and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to in this Agreement.

SECTION 9.4      Notices. Any notice, request, demand or consent required or permitted to be given pursuant to any provision of this Agreement or any other documents delivered in connection herewith shall be deemed to have been sufficiently given or served for all purposes thereof when hand delivered, including, but not limited to, any delivery by any next day delivery courier service which delivery shall be deemed to be hand delivered for the purposes of this Agreement, or, if mailed, three (3) days after being deposited in the mails, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party for whom intended at the following addresses:

Corporation:	RedHawk Holdings Corp. 120 Rue Beauregard, Suite 206
Lafayette, Louisiana 70508

With a copy to:	Beechwood Properties, L.L.C. Post Office Box 53929 Lafayette, Louisiana 70505

Alan A. Lanis, Jr. Polsinelli 2049 Century Park East Suite 2900 Los Angeles, CA 90067

SECTION 9.5      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

SECTION 9.6      Execute Other Documents. The parties agree to execute such other documents and take such actions as may be reasonably requested to carry out the purposes and intent of this Agreement.

SECTION 9.7      Captions; Gender. Captions to sections herein are for purposes of reference only and in no way shall limit, define or otherwise affect the provisions hereof. Words importing the singular number include the plural and vice versa, and words importing the masculine gender include the feminine and neuter genders and vice versa, where the context so requires.

SECTION 9.8      Attorney Fees. The parties agree that all reasonable attorney fees in connection with this transaction shall be incurred by the Corporation.

SECTION 9.9      Exhibits. The exhibits attached hereto shall be construed with and as an integral part of this Agreement to the same effect as if the contents thereof had been set forth verbatim herein.

IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties as of the day first above written.

BUYER:	SELLER:

RedHawk Holdings Corp.	Beechwood Properties, L.L.C.

By	/s/ ROBERT H. RHYNE, JR	By:	/s/ G. DARCY KLUG
	Name & Title: Robert H. Rhyne, Jr., Director		G. Darcy Klug, Manager

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned, Beechwood Properties, L.L.C., does hereby sell, assign and transfer unto the individuals listed below 113,700,000 shares of common stock of RedHawk Holdings Corp., a Nevada corporation (the “Corporation”), standing in the name of the undersigned on the books of said Corporation represented by Account #1070408 held by ClearTrust, LLC, as follows:

Shareholder	Shares

Beechwood Properties, L.L.C.	113,700,000

The undersigned does further hereby irrevocably constitute and appoint the Company’s duly appointed transfer agent, then acting, from time to time, as attorney to transfer the said number of shares stated above on the books of the Corporation with full power of substitution in the premises.

Dated: June 20, 2019

Beechwood Properties, L.L.C.

/s/ G. Darcy Klug
G. Darcy Klug, Manager